UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 14, 2022

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

uniQure N.V. (“uniQure”) held its 2022 Annual General Meeting of Shareholders (“AGM”) on Tuesday, June 14, 2022. The total number of uniQure’s ordinary shares (“Ordinary Shares”) eligible to vote at the AGM was 46,651,130, with one vote per Ordinary Share. At the AGM, the shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022 (the “Proxy Statement”):

Agenda Item IV - To adopt the 2021 Dutch statutory annual accounts and treatment of the results

Regarding the proposal to adopt the Dutch statutory annual accounts for the financial year 2021, 38,839,449 votes were cast in favor of the proposal, 29,244 votes were cast against the proposal, 38,641 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item V - To discharge the liability of the Board of Directors of uniQure (the “Board”)

Regarding the proposal to grant discharge to the members of the Board for the management and conducted policy during the financial year 2021, 31,690,454 votes were cast in favor of the proposal, 105,628 votes were cast against the proposal, 40,331 votes abstained, there were 7,070,921 non-votes and no uncast votes.

Agenda Item VI(a) - To reappoint Matthew Kapusta as executive director

Regarding the proposal to reappoint Matthew Kapusta as an executive director of the Board for a term ending at uniQure’s 2025 annual general meeting, 31,703,305 votes were cast in favor of the proposal, 126,166 votes were cast against the proposal, 6,942 votes abstained, there were 7,070,921 non-votes and no uncast votes.

Agenda Item VI(b) - To reappoint Robert Gut as non-executive director

Regarding the proposal to reappoint Robert Gut as a non-executive director of the Board for a term ending at uniQure’s 2025 annual general meeting, 31,637,586 votes were cast in favor of the proposal, 190,982 votes were cast against the proposal, 7,845 votes abstained, there were 7,070,921 non-votes and no uncast votes.

Agenda Item VII – To renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares

Regarding the proposal to renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares, 22,030,987 votes were cast in favor of the proposal, 16,865,228 votes were cast against the proposal, 11,119 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VIII – To reauthorize the Board to exclude or limit preemptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares

Regarding the proposal to reauthorize the Board as the competent body to exclude or limit preemptive rights in connection with the issuance of Ordinary Shares, 21,988,991 votes were cast in favor of the proposal, 16,902,050 votes were cast against the proposal, 16,293 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item IX – To reauthorize the Board to repurchase Ordinary Shares

Regarding the proposal to reauthorize the Board to acquire uniQure’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of uniQure for a period of 18 months from the date of the AGM, 38,855,064 votes were cast in favor of the proposal, 35,445 votes were cast against the proposal, 16,825 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item X – To appoint KPMG Accountants N.V (“KPMG”) as uniQure’s external auditors for the financial year 2022

Regarding the proposal to appoint KPMG as the external auditor for the financial year 2022, 38,876,039 votes were cast in favor of the proposal, 25,996 votes were cast against the proposal, 5,299 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item XI – To approve, on an advisory basis, the compensation of uniQure’s named executive officers

Regarding the proposal to approve, on an advisory basis, the compensation of uniQure’s named executive officers as disclosed in the Proxy Statement, 30,883,737 votes were cast in favor of the proposal, 939,642 votes were cast against the proposal, 13,034 votes abstained, there were 7,070,921 non-votes and no uncast votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 15, 2022	By:	/S/ DAVID J. CERVENY
David J. Cerveny
Chief Legal Officer

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